UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2009

Pet DRx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 Centerview Drive, Suite 360, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-369-1914

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously reported in the Current Reports on Form 8-K filed by Pet DRx Corporation (the "Company") with the Securities and Exchange Commission on January 27, 2009 and February 10, 2009, the Company has issued an aggregate of $5,500,000 original principal amount of its 12% senior secured convertible notes (the "Senior Notes"). Pursuant to the terms of the securities purchase agreement relating to the Senior Notes (the "Purchase Agreement"), the Company may sell up to an additional $1,000,000 of the Senior Notes to certain of its employees.

The Senior Notes provide that the Company is required to pay a premium of 150% to 400% of the original principal amount of the Senior Notes (in addition to the repayment of the then-outstanding principal amount and accrued but unpaid interest) (i) upon any repayment of the Senior Notes at maturity, (ii) if accelerated upon the occurrence of an "event of default" (as defined in the Senior Notes), or (iii) upon any redemption or prepayment of the Senior Notes prior to maturity. The amount of the premium is based on a certain percentage of the aggregate principal amount of the Company’s existing seller notes issued in connection with previous veterinary hospital acquisitions that are amended to provide for a payment moratorium if the Company fails to generate specified levels of cash flow from operations during any fiscal quarter in 2009. On March 9, 2009, the Company and affiliates of Camden Partners and Galen Partners agreed, based on the holders of approximately 54.9% of the seller notes agreeing to the moratorium, that the applicable premium on the Senior Notes would be 184%. Accordingly, the amount due upon maturity, prepayment or redemption of the $5,500,000 principal amount of Senior Notes currently outstanding will be approximately $15,620,000 after giving effect to such premium, but before giving effect to additional Senior Notes issued in the future as payment in kind in connection with the interest on the outstanding Senior Notes.

The Senior Notes have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. The offering of the Senior Notes has been limited to certain accredited investors, as such term is defined under the Securities Act of 1933, as amended. The Company is relying on the exemption from registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

This document does not, and shall not, constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities described herein in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Item 8.01 Other Events.

Pursuant to the terms of the Purchase Agreement described in Item 2.04 above, the Company may sell up to an additional $1,000,000 of the Senior Notes to certain of its employees, provided that the closing occurs no later than March 2, 2009. In accordance with the terms of the Purchase Agreement, on March 2, 2009, affiliates of Camden Partners and Galen Partners consented to extend the deadline for the closing of the sale of the additional Senior Notes to March 13, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet DRx Corporation

March 13, 2009	By:	Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Chief Financial Officer and Chief of Business Development